UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2025

WAVE SYNC CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Office 51 New York, NY 10001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 98047102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.02 Termination of a Material Definitive Agreement

On November 19, 2025, Wave Sync Corp. (the “Company”) entered into a Termination Agreement by and among Center Florence Holding LLC (the “Seller”), and Center Florence, Inc. (“CFI”), a wholly-owned subsidiary of the Seller (the “Termination Agreement”) to terminate the Share Purchase/Exchange Agreement (the “SPA”) dated November 18, 2021.

As previously disclosed in a Form 8-K on November 19, 2021, the Company entered into the SPA with the Seller and CFI on November 18, 2021. Under the SPA, the Seller agreed that they will sell and transfer one hundred percent (100%) of its shares in CFI to the Company in exchange for four million six hundred thousand (4,600,000) shares (the “Exchange Shares”) of the Company’s common stock (the “Common Stock”), par value $0.001 per share, at an agreed price of $4.00 per share of the Common Stock for a total valuation of $18,400,000 of CFI (the “Transaction”).

The SPA provided that the transaction would close on December 1, 2021, or such other date as mutually agreed (“Closing”). As previously disclosed in a Form 8-K on December 3, 2021, the Company announced the Closing of the Transaction on December 1, 2021, and the Company issued the Exchange Shares to the Seller. Despite receipt of the Exchange Shares, the Seller failed to comply with its obligations under the SPA, specifically its failure to update the share registration record and ensure that all assets, including real property and titles, were properly transferred to reflect the Company as the beneficial owner of CFI. These failures constituted a breach of the SPA by CFI. Therefore, Closing of the Transaction did not occur because the Seller and CFI failed to fulfill certain closing conditions under the SPA.

Since Closing did not occur, pursuant to the SPA, the Transaction could be terminated at any time prior to Closing unilaterally by either party. Due to the failure to fulfill the contractual obligations, after several rounds of negotiation, the board of directors of the Company approved the termination of the SPA. Although the SPA provided for liquidated damages in the amount of $100,000 in the event of a breach, the Company has waived its rights to claim such damages in exchange for CFI and the Seller’s cooperation to assign Exchange Shares back to the Company to undo the Transaction as contemplated under the SPA.

On November 19, 2025, the parties entered into the Termination Agreement, pursuant to which the Seller transferred the Exchange Shares back to the Company and the Company waived its right to liquidated damages and any other rights or recourse that may have been available to the Company.

The foregoing summary description of the Termination Agreement is subject to and qualified in its entirety by full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Termination Agreement, dated November 19, 2025 by and among Wave Sync Corp., Center Florence Holding LLC and Center Florence, Inc.
104	Cover Page Interactive Data Fi3le (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2025	WAVE SYNC CORP.

	By:	/s/ Hong Chen
	Name:	Hong Chen
	Title:	Chief Executive Officer

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